                                                                     EXHIBIT 5.1

                  [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]



                                December 8, 2000

Sanmina Corporation
2700 North First Street
San Jose, California 95134

     RE:  REGISTRATION STATEMENT OF FORM S-3

Ladies and Gentlemen:

     We are acting as counsel for Sanmina Corporation, a Delaware corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of $1,660,000,000 aggregate principal amount of Zero Coupon Convertible Subordinated Debentures due 2020 (the "Debentures"), and such indeterminate number of shares of Common Stock, $0.01 par value (the "Common Stock"), of the Company, as may be required for issuance upon conversion of the Debentures (the "Conversion Shares"). The Debentures and the Conversion Shares are to be offered and sold by certain securityholders of the Company (the "Selling Securityholders"). In this regard we have participated in the preparation of a Registration Statement on Form S-3 relating to the Debentures and the Conversion Shares (such Registration Statement, as it may be amended from time to time, is herein referred to as the "Registration Statement").

     We are of the opinion that the Debentures have been duly authorized and are binding obligations of the Company entitled to the benefits of the Indenture dated as of September 12, 2000, between the Company and Wells Fargo Bank Minnesota, National Association, as Trustee. We are of the further opinion that the Conversion Shares have been duly authorized and, when issued by the Company upon conversion of the Debentures in accordance with the Indenture, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and the Prospectus included therein.

                                        Sincerely,

                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation

                                        /s/ WILSON SONSINI GOODRICH & ROSATI